UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

DE	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

26 West Dry Creek Circle, Suite 400, Littleton, Colorado		80120
(Address of principal executive offices)		(Zip Code)

(406) 373-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Stillwater Mining Company, a Delaware corporation (the “Company”), on December 9, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 9, 2016, among the Company, Sibanye Gold Limited (“Sibanye”), Thor US HoldCo Inc. (“US Holdco”) and Thor Mergco Inc. (“Merger Sub”).

As previously disclosed in the Current Report on Form 8-K filed with the SEC by the Company on May 4, 2017 (the “Closing 8-K”), following satisfaction of the conditions to closing set forth in the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company remaining as the surviving corporation and as a wholly owned subsidiary of Sibanye.

As further disclosed in the Closing 8-K, in connection with the closing of the Merger, the Company and Delaware Trust Company, as successor-in-interest to Law Debenture Trust Company of New York (the “Trustee”) entered into a Second Supplemental Indenture, dated as of May 4, 2017 (the “2032 Notes Second Supplemental Indenture”), to the Indenture, dated as of November 29, 2010 (the “2032 Notes Base Indenture”), by and between the Company and the Trustee, as amended and supplemented by that certain First Supplemental Indenture, dated as of October 17, 2012 (the “2032 Notes First Supplemental Indenture” and, together with the 2032 Notes Base Indenture, as amended and supplemented by the 2032 Notes First Supplemental Indenture and the 2032 Notes Second Supplemental Indenture, the “2032 Notes Indenture”) relating to the Company’s 1.75% Convertible Senior Notes due 2032 (the “2032 Notes”).

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 17, 2017, the Company issued a Fundamental Change Repurchase Right Notice, Notice of Right to Convert, Notice of Reference Property to be Received Upon Conversion, Notice of Entry into Supplemental Indenture and Offer to Repurchase to the holders of the 2032 Notes pursuant to the 2032 Notes Indenture. As a result of the Merger and pursuant to the 2032 Notes Indenture, subject to certain conditions, each holder of the 2032 Notes has the right (the “Fundamental Change Repurchase Right”), at such holder’s option, to require the Company to repurchase for cash such holder’s 2032 Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on June 15, 2017 (the “Fundamental Change Repurchase Date”). The Company will repurchase any 2032 Notes that are validly surrendered for repurchase prior to 5:00 p.m. Eastern time on June 14, 2017 (the “Fundamental Change Expiration Time”) and not validly withdrawn at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, up to but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to applicable withholding.

In addition, pursuant to the terms and conditions of the 2032 Notes Indenture, the 2032 Notes are currently convertible at the option of the holders thereof. Holders of 2032 Notes have the right, subject to certain conditions, at such holder’s option, to surrender the 2032 Notes for conversion to Continental Stock Transfer & Trust Company, as conversion agent (the “Conversion Agent”) at any time from and including April 27, 2017, the business day after the Company gave holders notice of the Merger, until the Fundamental Change Repurchase Date (the “Conversion Period”).

If a holder surrenders 2032 Notes for conversion to the Conversion Agent at any time from and including May 4, 2017, the date on which the Make-Whole Fundamental Change occurred, until June 14, 2017, the Business Day immediately prior to the Fundamental Change Purchase Date (such period, the “Make-Whole Conversion Period”), the Company’s conversion obligation with respect to each $1,000 principal amount of 2032 Notes that are converted during the Make-Whole Conversion Period is fixed at an amount in cash equal to the Applicable Conversion Rate of 75.2905 (such Applicable Conversion Rate including additional shares of Company Common Stock as provided in the Indenture) for each $1,000 principal amount of the Notes, multiplied by $18.00 (i.e., the Merger Consideration), subject to applicable withholding. If a holder surrenders 2032 Notes for conversion before or after the Make-Whole Conversion Period, but during the Conversion Period, a holder would receive an amount in cash equal to the Applicable Conversion Rate of 62.9664 for each $1,000 principal amount of the 2032 Notes, multiplied by $18.00 (i.e., the Merger Consideration), subject to applicable withholding.

Assuming that each holder exercised the Fundamental Change Repurchase Right, the Company would be obligated to make aggregate payments of approximately $336.1 million.

Assuming that each holder exercised the conversion right in connection with the Merger during the Make-Whole Conversion Period, the Company would be obligated to make aggregate payments of approximately $454.2 million.

Assuming that each holder exercised the conversion right in connection with the Merger during the Conversion Period but not during the Make-Whole Conversion Period, the Company would be obligated to make aggregate payments of approximately $379.9 million.

The right of holders to convert their 2032 Notes is separate from the Fundamental Change Repurchase Right. Holders may only exercise either the Fundamental Change Repurchase Right or the conversion right.

This filing is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the 2032 Notes. The offer to repurchase the 2032 Notes pursuant to the Fundamental Change Repurchase Right is being made only pursuant to a Tender Offer Statement on Schedule TO (including a Fundamental Change Repurchase Right Notice, Notice of Right to Convert, Notice of Reference Property to be Received Upon Conversion, Notice of Entry into Supplemental Indenture and Offer to Repurchase) that the Company has filed with the SEC and will distribute to holders. Holders and investors should read carefully the Tender Offer Statement on Schedule TO because it contains information, including the various terms of, and conditions to, the Fundamental Change Repurchase Right. Holders may obtain these documents free of charge from the SEC’s website at www.sec.gov or by contacting Stillwater at investor-relations@stillwatermining.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2017	STILLWATER MINING COMPANY

	By:	/s/ Mick McMullen
Mick McMullen
CEO